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                                  AMENDMENT TO
                            SPRINGS INDUSTRIES, INC.
                                     BYLAWS




         Pursuant to action of the Board of Directors on December 12, 1996, the Bylaws of Springs Industries, Inc., are hereby amended effective December 12, 1996, by deleting the last sentence of Section 2, Article IV, and substituting therefor the following:

          "No person who has attained the age of 72 years shall be eligible to be elected or appointed to the Board of Directors."

         IN WITNESS WHEREOF, Springs Industries, Inc., has executed this Amendment as of the 12th day of December, 1996.

                                        SPRINGS INDUSTRIES, INC.,



                                        By: /s/Walter Y. Elisha
                                           -------------------------------------
                                            Walter Y. Elisha
                                            Chairman and Chief Executive Officer





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